UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2002

FINISAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1308 Moffett Park Drive

Sunnyvale, California 94089

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (408) 548-1000

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Matters.

On May 29, 2002, Finisar Corporation and BaySpec, Inc. announced that they have mutually agreed to terminate the merger agreement providing for the acquisition of BaySpec by Finisar.  Attached as an exhibit is a press release announcing the termination of the merger agreement.

Item 7.  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

99.2	Press release dated May 29, 2002 announcing the termination of the merger agreement between Finisar Corporation and BaySpec, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINISAR CORPORATION

Date: May 31, 2002	By:	/s/ STEPHEN K. WORKMAN
Stephen K. Workman
Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.2	Press Release dated May 29, 2002 announcing the termination of the merger agreement between Finisar Corporation and BaySpec, Inc.